    As filed with the Securities and Exchange Commission on December 22, 1999
                                                  Registration No. 333-________
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------

                               NETRIX CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                 Delaware                             54-1345159
      (State or Other Jurisdiction of              (I.R.S. Employer
      Incorporation or Organization)             Identification No.)

                          13595 Dulles Technology Drive
                             Herndon, Virginia 20171
          (Address of Principal Executive Offices, Including Zip Code)

                         1991 RESTATED STOCK OPTION PLAN
                            (Full Title of the Plan)

                                 Lynn C. Chapman
                                    President
                               Netrix Corporation
                          13595 Dulles Technology Drive
                             Herndon, Virginia 20171
                                 (703) 742-6000
     (Name, Address and Telephone Number, Including Area Code, of Agent for
                                    Service)
                                  ------------

                                    COPY TO:

                             Jay R. Schifferli, Esq.
                            KELLEY DRYE & WARREN LLP
                               Two Stamford Plaza
                              281 Tresser Boulevard
                           Stamford, Connecticut 06901
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                         CALCULATION OF REGISTRATION FEE

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    Title of       Amount to be     Proposed       Proposed       Amount of
   Securities       Registered      Maximum         Maximum      Registration
to be Registered                    Offering       Aggregate         Fee
                                   Price Per       Offering
                                    Share(1)       Price(1)
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Common Stock,
par value $.05       266,820
per share             Shares         $13.75        $3,668,775       $968.56
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(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended. The price per share is estimated based on the average of the high and low trading prices for Netrix Corporation's Common Stock on December 15, 1999, as reported by the Nasdaq National Market.
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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents filed with the Securities and Exchange Commission (the "Commission") by Netrix Corporation are hereby incorporated by reference in this Registration Statement:

      (a) Netrix Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, as filed with the Commission on April 15, 1999, and the amendment thereto filed on June 18, 1999;

      (b) Netrix Corporation's quarterly reports on Forms 10-Q for the quarters ended:

            (i)   September 30, 1999  (filed with the Commission on November
                  15, 1999);
            (ii)  June 30, 1999 (filed with the Commission on August 16, 1999);
            (iii) March 31, 1999 (filed with the  Commission  on May 17,  1999);
                  and

      (c) The description of the Netrix Corporation's common stock, $.05 par value per share (the "Common Stock"), contained in Netrix's registration statement on Form S-1, as amended, filed by Netrix Corporation with the Commission on September 18, 1992, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

      All reports and documents filed by Netrix Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all such securities then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof, commencing on the respective dates on which such reports and documents are filed with the Commission. Any statement incorporated by reference herein shall also be deemed to be modified or superseded for the purposes of this Registration Statement and any amendment or supplement hereto to the extent that another statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement or any amendment or supplement hereto.

ITEM 4.     DESCRIPTION OF SECURITIES.

            Not applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

            Not applicable.

ITEM 6.     INDEMNIFICATION OF OFFICERS AND DIRECTORS.

      Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may indemnify any person under such Section in connection with a proceeding by or in the right of the corporation to procure judgment in its favor, as provided in the preceding sentence, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action, except that no indemnification shall be made with respect thereto unless, and then only to the extent that, a court of competent jurisdiction shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. A Delaware corporation must indemnify present or former directors and officers who are successful on the merits or otherwise in defense of any action, suit or proceeding or in defense of any claim, issue or matter in any proceeding, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith. A Delaware corporation may pay for the expenses (including attorneys' fees) incurred by an officer or director in defending a proceeding in advance of the final disposition upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. Article XI of the Registrant's Amended and Restated Bylaws provides for indemnification of directors and officers to the fullest extent permitted by Section 145 of the DGCL.

      Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director shall not be personally liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) with respect to certain unlawful dividend payments or stock redemptions or repurchases or (iv) for any transaction from which the director derived an improper personal benefit. Article Ninth of the Registrant's Amended and Restated Certificate of Incorporation eliminates the liability of directors to the fullest extent permitted by Section 102(b)(7) of the DGCL.

      Section 145 of the DGCL permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in such capacity, or arising out of their status as such, whether or not the corporation would have the power to indemnify directors and officers against such liability. The Registrant has obtained officers' and directors' liability insurance of $50 million for members of its Board of Directors and executive officers. In addition, the Registrant has entered into indemnification agreements with the directors and officers of the Registrant, indemnifying each such person against losses, liabilities and expenses arising out of any claims made against such person by reason of his or her being a director or officer of the Registrant. Among other exclusions, the Registrant shall not indemnify any person with respect to claims involving receipt of a personal benefit to which the recipient is not entitled; the return of profits from the sale of securities as contemplated by Section 16 of the Exchange Act; or knowingly fraudulent, dishonest or willful misconduct.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

            Not applicable.

ITEM 8.     EXHIBITS.

 EXHIBIT NO.                              DESCRIPTION

     4.1 Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Netrix's registration statement on Form S-1, filed on September 18, 1992, as amended)

     4.2 Amendment to Certificate of Incorporation, dated August 26, 1999 (incorporated by reference to Exhibit 4.8 to Netrix's registration statement on Form S-3, filed on June 18, 1999, as amended)

     4.3      Amended and Restated By-laws (incorporated by reference to Exhibit
              3.2 of Netrix's registration statement on Form S-1, filed on September 18, 1992, as amended)

     4.4 Specimen certificate of common stock (incorporated by reference to Exhibit 4.2 to Netrix's registration statement on Form S-1, filed on September 18, 1992, as amended)

    *4.5      1991 Restated Stock Option Plan of OpenROUTE Networks, Inc.

     *5 Opinion of Kelley Drye & Warren LLP regarding the legality of the Common Stock being registered.

    *23.1     Consent of Arthur Andersen LLP.

    *23.2 Consent of Kelley Drye & Warren LLP (included in their opinion filed as Exhibit 5 hereto).

     *24 Power of Attorney (incorporated by reference to the signature page of this Registration Statement).

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*  Filed herewith.


ITEM 9.           UNDERTAKINGS.

(a)   The undersigned hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Netrix Corporation's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, Netrix Corporation has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Netrix Corporation certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Herndon, State of Virginia, on December 17, 1999.

                               NETRIX CORPORATION


                               By: /s/ Steven T. Francesco
                                   _______________________________________
                               Name:   Steven T. Francesco
                               Title:  Chief Executive Officer


                                POWER OF ATTORNEY

      Each person whose  individual  signature  appears below hereby  authorizes
Steven T. Francesco and Peter J. Kendrick, and each of them, as attorneys-in-fact, with full power of substitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement, including any and all post-effective amendments.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

         SIGNATURE                         TITLE                       DATE

/s/ Steven T. Francesco      Director, Chairman and Chief     December 17, 1999
Steven T. Francesco                Executive Officer

/s/ Lynn C. Chapman         Director, President and Chief     December 17, 1999
Lynn C. Chapman                     Operating Officer

/s/ Peter J. Kendrick          Vice President-Finance and     December 17, 1999
Peter J. Kendrick            Administration, Chief Financial
                                Officer and Secretary

/s/ John M. Faccibene                  Director               December 17, 1999
John M. Faccibene

--------------------------             Director               December___, 1999
Gregory C.  McNulty

/s/ Richard Yalen                      Director               December 17, 1999
Richard Yalen

/s/ Douglas J. Mello                   Director               December 17, 1999
Douglas J. Mello

                                  EXHIBIT INDEX

EXHIBIT NO.                               DESCRIPTION

    4.1 Amended and restated certificate of incorporation (incorporated by reference to Exhibit 3.1 to Netrix's registration statement on Form S-1, filed on September 18, 1992, as amended)

    4.2 Amendment to certificate of incorporation, dated August 26, 1999 (incorporated by reference to Exhibit 4.8 to Netrix's registration statement on Form S-3, filed on June 18, 1999, as amended)

    4.3      Amended and restated by-laws  (incorporated by reference to Exhibit
             3.2 of Netrix's registration statement on Form S-1, filed on September 18, 1992, as amended)

    4.4 Specimen certificate of common stock (incorporated by reference to Exhibit 4.2 to Netrix's registration statement on Form S-1, filed on September 18, 1992, as amended)

    *4.5     1991 Restated Stock Option Plan

     *5 Opinion of Kelley Drye & Warren LLP regarding the legality of the Common Stock being registered.

   *23.1     Consent of Arthur Andersen LLP.

   *23.2 Consent of Kelley Drye & Warren LLP (included in their opinion filed as Exhibit 5 hereto).

    *24 Power of Attorney (incorporated by reference to the signature page of this Registration Statement).

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*  Filed herewith.